UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2004

CIVITAS BANKGROUP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-27393	62-1297760

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 383-6619

Not Applicable

(Former name or former address, if changed since last report)

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01 Regulation FD Disclosure.

On August 24, 2004, Civitas BankGroup, Inc. (the “Company”) entered into a definitive agreement to sell the Bank of Mason to a group of investors. The transaction is expected to close by December 31, 2004 and is conditioned upon, among other things, receipt of regulatory approval.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.
Date: August 26, 2004	By:	/s/ Andy LoCascio
Andy LoCascio
Chief Financial Officer